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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-49622) and on Form S-8 (No. 333-39592, No. 333-42616, No.
333-47250, No. 333-84825 and No. 333-90795) of WebMD Corporation of our report dated February 28, 2002, with respect to the consolidated financial statements of WebMD Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

Our audits also included the financial statement schedule of WebMD Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                    /s/ ERNST & YOUNG LLP

New York, New York
March 22, 2002